SALBERG & COMPANY, P.A.
Certified Public Accountants and Consultants

April 12, 2017

Office of the Chief Accountant
Securities and Exchange Commission
100 F Street, NE
Washington, DC 20549

Re: BIM Homes, Inc.
File Reference No. 000-55489

We were previously the independent registered public accounting firm for BIM Homes, Inc. We did not issue any reports during the period of our engagement.

Effective April 10, 2017 we were dismissed as the independent registered public accounting firm. We have read BIM Homes, Inc.'s disclosures included in Item 4.01 "Changes in Registrant's Certifying Accountant" on BIM Homes, Inc's Form 8-K dated April 12, 2017 to be filed with the Securities and Exchange Commission and we agree with such statements as they pertain to Salberg & Company, P.A.

Very truly yours,

Salberg & Company, P.A.

SALBERG & COMPANY, P.A.
Certified Public Accountants and Consultants

2295 NW Corporate Blvd., Suite 240 • Boca Raton, FL 33431-7328
Phone: (561) 995-8270 • Toll Free: (866) CPA-8500 • Fax: (561) 995-1920
www.salbergco.com • info@salbergco.com